EXHIBIT 99.1

N E W S  R E L EA S E

Contact:	Peter D. Brown
Senior Vice President,
Chief Information Officer
and Investor Relations
Foot Locker, Inc.
(212)720-4254

FOOT LOCKER, INC. REPORTS THIRD QUARTER RESULTS

NEW YORK, NY, November 20, 2008 – Foot Locker, Inc. (NYSE: FL), the New York-based specialty athletic retailer, today reported financial results for its third quarter ended November 1, 2008.

Third Quarter Results
The Company reported net income of $24 million, or $0.16 per share, for the third quarter this year compared with net loss of $33 million, or $0.22 per share, last year.

This year’s results included an impairment charge of $3 million, after tax, or $0.02 per share, pursuant to SFAS No. 115, to write down the value of a short-term investment. Last year’s results included an impairment charge to write down long-lived assets for the Company’s U.S. store operations pursuant to SFAS No. 144 and expenses associated with closing unproductive stores, totaling $66 million, after tax, or $0.43 per share. For comparison purposes, third quarter net income, before the impairment charges and store closing expenses, was $27 million, or $0.18 per share, in 2008 versus $33 million, or $0.21 per share, in 2007.

Third quarter sales decreased 3.5 percent, to $1,309 million this year compared with sales of $1,356 million for the corresponding prior year period. Excluding the effect of foreign currency fluctuations, total sales for the thirteen-week period decreased 3.0 percent. Third quarter comparable-store sales decreased 1.7 percent.

“Our third quarter financial results reflected the extremely challenging retail environment in the U.S. marketplace,” stated Matthew D. Serra, Foot Locker, Inc.’s Chairman and Chief Executive Officer. “The economic slowdown in the United States, particularly during the months of September and October, was offset in part by our ability to improve our sales and earnings in our international businesses. Division profit in our three international businesses, Foot Locker Europe, Foot Locker Canada and Foot Locker Asia Pacific, each increased during the third quarter versus the same period last year.”

Year-to-Date Results
For the first nine months of the year, the Company reported net income of $45 million, or $0.29 per share, compared with net loss of $34 million, or $0.22 per share, last year.

This year’s results included an impairment charge and store closing expenses of $21 million, after-tax, or $0.14 per share. Last year’s results included an impairment charge and store closing expenses, of $66 million, after tax, or $0.43 per share. For comparison purposes, year-to-date net income, before the impairment charges and store closing expenses, was $66 million, or $0.43 per share in 2008 versus $32 million, or $0.21 per share last year.

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Foot Locker, Inc. 112 West 34th Street, New York, NY 10120

Year-to-date sales decreased 0.9 percent to $3,920 million compared with sales of $3,955 million last year. Excluding the effect of foreign currency fluctuations, total sales for the thirty-nine week period decreased 2.8 percent. Comparable-store sales decreased 1.7 percent.

Financial Position
At the end of the third quarter, the Company’s cash and short-term investments totaled $400 million. The Company’s total cash position, net of debt, at the end of the third quarter was $272 million, an increase of $174 million versus the same time last year. After the close of the third quarter, the Company completed the cash purchase of CCS for $103 million. Merchandise inventory at the end of the third quarter was $214 million, or 14.5 percent less than the comparable period of last year.

Store Base Update
The Company opened 58 new stores, remodeled or relocated 194 stores, and closed 129 stores during the first nine months of this year. At November 1, 2008, the Company operated 3,714 stores in 21 countries in North America, Europe and Australia. In addition, 16 franchised stores are currently operating in the Middle East and South Korea.

Updated Earnings Guidance
The Company expects its net income for fiscal 2008, excluding impairment charges, to be in a range of $0.50 to $0.63 per share. This estimate is a decrease from its previous guidance of $0.70 to $0.85 reflecting the Company’s actual results for its third fiscal quarter and a more guarded outlook for its fourth fiscal quarter.

The Company is hosting a live conference call at 9:00 a.m. (ET) on Friday, November 21, 2008 to discuss these results. This conference call may be accessed live from the Investor Relations section of the Foot Locker, Inc. website at http://www.footlocker-inc.com. The conference call will be available for webcast replay until 5:00 p.m. on Friday, November 28, 2008.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, such things as future capital expenditures, expansion, strategic plans, dividend payments, stock repurchases, growth of the Company’s business and operations, including future cash flows, revenues and earnings, and other such matters are forward-looking statements. These forward-looking statements are based on many assumptions and factors detailed in the Company’s filings with the Securities and Exchange Commission, including the effects of currency fluctuations, customer demand, fashion trends, competitive market forces, uncertainties related to the effect of competitive products and pricing, customer acceptance of the Company’s merchandise mix and retail locations, the Company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor), unseasonable weather, further deterioration of global financial markets, economic conditions worldwide, any changes in business, political and economic conditions due to the threat of future terrorist activities in the United States or in other parts of the world and related U.S. military action overseas, the ability of the Company to execute its business plans effectively with regard to each of its business units, risks associated with foreign global sourcing, including political instability, changes in import regulations, and disruptions to transportation services and distribution. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

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FOOT LOCKER, INC.
Condensed Consolidated Statements of Operations
(unaudited)
Periods ended November 1, 2008 and November 3, 2007
(In millions, except per share amounts)

	Third Quarter	Third Quarter
	2008	2007
Sales	$1,309	$1,356

Cost of sales	954	975
Selling, general and administrative expenses	287	289
Depreciation and amortization	32	45
Impairment charge & store closing program costs	3	105
Interest expense, net	1	—
Other expense (income)	(5)	—
	1,272	1,414
Income (loss) from continuing operations before income taxes	37	(58)
Income tax expense (benefit)	13	(24)
Income (loss) from continuing operations	24	(34)
Discontinued operations, net of tax	—	1
Net income (loss)	$24	$(33)

Diluted EPS:
Income (loss) from continuing operations	$0.16	$(0.22)
Discontinued operations, net of tax	—	—
Net income (loss)	$0.16	$(0.22)

Weighted-average diluted shares outstanding	155.6	153.6

	Year-To-Date	Year-To-Date
	2008	2007
Sales	$3,920	$3,955

Cost of sales	2,838	2,912
Selling, general and administrative expenses	885	865
Depreciation and amortization	97	132
Impairment charge & store closing program costs	23	105
Interest expense, net	4	—
Other expense (income)	(7)	1
	3,840	4,015
Income (loss) before income taxes and cumulative effect of
accounting change	80	(60)
Income tax expense (benefit)	35	(25)
Income (loss) from continuing operations	45	(35)
Discontinued operations, net of tax	—	1
Net income (loss)	$45	$(34)

Diluted EPS:
Income (loss) from continuing operations	$0.29	$(0.22)
Discontinued operations, net of tax	—	—
Net income (loss)	$0.29	$(0.22)

Weighted-average diluted shares outstanding	155.3	154.1

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Reconciliation of Net Income from a GAAP-reported basis to a non-GAAP basis
(unaudited)
Periods ended November 1, 2008 and November 3, 2007
(In millions, except per share amounts)

	Third Quarter	Third Quarter
	2008	2007
Net income – GAAP basis	$24	$(33)
Additions (After-Tax):
Impairment charge	3	64
Store closing program costs	—	2

Net income – non-GAAP basis	$27	$33

Net income per share – GAAP basis	$0.16	$(0.22)
Additions (After-Tax):
Impairment charge	0.02	0.42
Store closing program costs	—	0.01

Net income per share – non-GAAP basis	$0.18	$0.21

	Year-To-Date	Year-To-Date
	2008	2007
Net income – GAAP basis	$45	$(34)
Additions (After-Tax):
Impairment charge	18	64
Store closing program costs	3	2

Net income – non-GAAP basis	$66	$32

Net income per share – GAAP basis	$0.29	$(0.22)
Additions (After-Tax):
Impairment charge	0.12	0.42
Store closing program costs	0.02	0.01

Net income per share – non-GAAP basis	$0.43	$0.21

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FOOT LOCKER, INC.
Condensed Consolidated Balance Sheets
(unaudited)
(In millions)

	November 1,	November 3,
	2008	2007
Assets

CURRENT ASSETS
Cash, cash equivalents and short-term investments	$400	$332
Merchandise inventories	1,262	1,476
Other current assets	240	307
	1,902	2,115

Property and equipment, net	505	547
Deferred tax assets	236	183
Other assets	392	452
	$3,035	$3,297

Liabilities and Shareholders’ Equity

CURRENT LIABILITIES
Accounts payable	$271	$307
Accrued and other liabilities	240	277
Current portion of long-term debt and obligations
under capital leases	—	14
	511	598

Long-term debt and obligations under capital leases	128	220
Other liabilities	233	256
SHAREHOLDERS’ EQUITY	2,163	2,223
	$3,035	$3,297

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FOOT LOCKER, INC.
Stores and Estimated Square Footage
(unaudited)
(Square footage in thousands)

	November 1,	November 3,	February 2,
	2008	2007	2008
Foot Locker U.S.
Number of stores	1,240	1,335	1,275
Gross square footage	5,055	5,458	5,252
Selling square footage	3,014	3,268	3,134

Footaction
Number of stores	341	368	356
Gross square footage	1,589	1,714	1,662
Selling square footage	985	1,055	1,026

Lady Foot Locker
Number of stores	507	543	526
Gross square footage	1,123	1,210	1,177
Selling square footage	640	687	668

Kids Foot Locker
Number of stores	314	333	321
Gross square footage	759	807	782
Selling square footage	448	479	464

Champs Sports
Number of stores	575	584	576
Gross square footage	3,107	3,173	3,130
Selling square footage	2,088	2,154	2,125

Foot Locker International
Number of stores	737	733	731
Gross square footage	2,150	2,119	2,117
Selling square footage	1,099	1,091	1,087

Total Stores Operated
Number of stores	3,714	3,896	3,785
Gross square footage	13,783	14,481	14,120
Selling square footage	8,274	8,734	8,504

Total Franchised Stores
Number of stores	16	10	10
Gross square footage	63	33	33
Selling square footage	42	22	22

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